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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.       )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               OLYMPIC STEEL INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                              [OLYMPIC STEEL LOGO]
       Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146
                                 (216) 292-3800

To Our Shareholders:

You are invited to attend the 2000 annual meeting of shareholders of Olympic Steel, Inc. to be held at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146, on Wednesday, April 26, 2000, at 2:00 p.m. local time. We are pleased to enclose the notice of our annual meeting of shareholders, together with a Proxy Statement, a Proxy and an envelope for returning the Proxy.

You are hereby asked to approve the election of Directors, to ratify the appointment of auditors, and approve an amendment to the Company's stock option plan increasing the number of shares authorized for issuance by 500,000 shares. Your Board of Directors unanimously recommends that you vote "FOR" each proposal stated in the Proxy.

Please carefully review the Proxy Statement and then complete and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

Your time and attention to this letter and the accompanying Proxy Statement and Proxy is appreciated.

Sincerely,

Michael D. Siegal
Chairman and Chief Executive Officer

March 31, 2000

                              [OLYMPIC STEEL LOGO]
       Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146
                                 (216) 292-3800

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 2000

The annual meeting of shareholders of Olympic Steel, Inc., an Ohio corporation (the Company), will be held on Wednesday, April 26, 2000 at 2:00 p.m. local time, at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146, for the following purposes:

1. To elect three Directors for a term expiring in 2002;

2. To ratify the appointment of Arthur Andersen LLP as auditors of the Company for 2000;

3. To amend the Company's stock option plan to increase the shares available for issuance under the plan by an aggregate of 500,000 shares, to 950,000 shares; and

4. To transact such other business that is properly brought before the meeting.

Only holders of the Common Shares of record on the books of the Company at the close of business on March 6, 2000 will be entitled to vote at the meeting.

Your vote is important. All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, please mark, date and sign your Proxy and return it promptly in the enclosed envelope. Any shareholder attending the meeting may vote in person even if the shareholder returned a Proxy.

By Order of the Board of Directors

Marc H. Morgenstern
Secretary

Cleveland, Ohio

March 31, 2000

THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, CAN BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              [OLYMPIC STEEL LOGO]
                              2000 ANNUAL MEETING

                                 April 26, 2000

                           THE PROXY AND SOLICITATION

     This Proxy Statement is being mailed on or about March 31, 2000, to the shareholders of Olympic Steel, Inc. (the Company) in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the 2000 Annual Meeting of Shareholders to be held on Wednesday, April 26, 2000 at 2:00 p.m. local time, at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146. Pursuant to the Ohio General Corporation Law, any shareholder signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The representation in person or by Proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to provide a quorum at the Annual Meeting. The election of directors, the proposal to ratify the appointment of auditors, and the approval of the amendment to the Company's stock option plan each require approval only by a plurality of the votes cast. As a result, although abstentions and broker non-votes will not be counted in determining the outcome of the vote, they will be counted in determining whether a quorum has been achieved. The cost of soliciting the Proxy will be borne by the Company.

                           PURPOSES OF ANNUAL MEETING

     The Annual Meeting has been called for the purposes of (1) electing three
(3) Directors of the class whose two-year terms of office will expire in 2002;
(2) ratifying the appointment of Arthur Andersen LLP as auditors of the Company for 2000, (3) amending the Company's stock option plan to increase the number of shares available for issuance under the plan, and (4) transacting such other business as may properly come before the meeting.

     The two persons named in the enclosed Proxy have been selected by the Board of Directors and will vote Common Shares represented by valid Board of Directors' Proxies. They have indicated that, unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the director nominees named herein and in favor of the proposals listed in Items 2 and 3 above.

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on March 6, 2000, as the record date for determining shareholders entitled to notice of the meeting and to vote. On that date, 9,971,100 shares of Common Stock were outstanding and entitled to one vote on all matters properly brought before the Annual Meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Board of Directors is divided into two classes of three directors each, whose members serve for a staggered two-year term. One class of directors' term expires in 2000 and the other class term expires in 2001.

     The Board of Directors has nominated David A. Wolfort, Martin H. Elrad, and Suren A. Hovsepian to stand for reelection as Directors for a two-year term. The two-year term will end upon the election of Directors at the 2002 annual meeting of shareholders. Mr. Wolfort was formerly a member of the class of directors whose term expires in 2001, however he has been moved to the class of 2000 to even the classes at three members each, following the resignation of R. Louis Schneeberger as a director and Chief Financial Officer of the Company.

     At the annual meeting, the shares of Common Stock represented by valid Proxies, unless otherwise specified, will be voted to reelect the directors. Each individual nominated for election as a Director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the Proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors has no reason to believe that the persons listed as nominees will be unable or unwilling to serve.

     The Board of Directors recommends that each shareholder vote "FOR" the Board of Directors' nominees. Directors will be elected by a plurality of the votes cast at the annual meeting.

                      NOMINEES FOR TERMS TO EXPIRE IN 2002

                                             PRINCIPAL OCCUPATION,
                                                PAST FIVE YEARS,
  NAME OF DIRECTOR      AGE                   OTHER DIRECTORSHIPS                    SINCE
  ----------------      ---                  ---------------------                   -----
David A. Wolfort        47    Chief Operating Officer of the Company since 1995.     1987
                              He served as Vice President - Commercial of the
                              Company from 1987 to 1995. He is a trustee of Health
                              Hill Hospital for Children and a Regional Board
                              Member of the Northern Ohio Anti-Defamation League.
Martin H. Elrad         60    Private investor; also served for over five years as   1987
                              President of Solon Leasing Co. (a fleet vehicle
                              lessor).
Suren A. Hovsepian      60    Business Consultant. Vice President - Automotive of    1998
                              the Company from 1997 to 1998. Previously, he served
                              as General Manager of Lafayette Steel, a subsidiary
                              of the Company, since its acquisition in 1995. Prior
                              to its acquisition, he was President and Chief
                              Executive Officer of Lafayette Steel.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2001

                                             PRINCIPAL OCCUPATION,
                                                PAST FIVE YEARS,
  NAME OF DIRECTOR      AGE                   OTHER DIRECTORSHIPS                    SINCE
  ----------------      ---                  ---------------------                   -----
Michael D. Siegal       47    President and Chief Executive Officer of the Company   1984
                              since 1984, and Chairman of the Board since 1994. A
                              member of the Board of Directors of American
                              National Bank (Cleveland, Ohio) and Cleveland
                              Lumberjacks (professional hockey team).
Thomas M. Forman        54    Co-founder and board member of HealthSync.com (a       1994
                              provider of an employer-paid health insurance
                              marketplace) since 1999. He served as Vice President
                              of Sealy Corporation (a manufacturer and distributor
                              of bedding) from 1994 to 1997. Prior thereto, he
                              served as Executive Vice President and a member of
                              the Board of Directors of Bridgestone/Firestone,
                              Inc. (a worldwide tire manufacturer and distributor)
                              for two years and held various senior management
                              positions for seven years prior thereto.
Betsy S. Atkins         43    Founder and board member of Ascend Communications      1998
                              Corp., a Lucent Technologies, Inc. subsidiary (a
                              supplier of wide area network products) since 1989.
                              Chairman of the Board of Amplitude Software, now a
                              Critical Path Co., (applications for the Internet)
                              since 1996. Prior thereto, she was the President of
                              NCI (a functional food company). A member of the
                              Boards of Directors of Polycom, Paradyne, and
                              Selectica.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held four meetings in 1999. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee, each of which consists of Ms. Atkins, and Messrs. Elrad and Forman. The Audit Committee held two meetings and the Compensation and Nominating Committees each held one meeting in 1999. The Committees receive their authority and assignments from the Board of Directors and report to the Board of Directors.

     All of the current Directors attended at least 75% of the required Board and applicable committee meetings held during 1999. In addition to holding regular committee meetings, the Board members also reviewed and considered matters and documents and communicated with each other wholly apart from the meetings. Several actions were taken by unanimous written consent.

     The Audit Committee, which is chaired by Ms. Atkins, recommends the engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors. The Committee also reviews and evaluates the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which is chaired by Mr. Forman, reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies, and has authority to administer the Company's Stock Option Plan.

     The Nominating Committee, which is chaired by Mr. Elrad, functions to advise and make recommendations to the Board concerning the selection of candidates as nominees for directors, including those individuals recommended by shareholders. Shareholders wishing to suggest nominees for election to the Board at the 2001 annual meeting may do so by providing written notice to the Company in care of Marc H. Morgenstern, Secretary, no later than December 30, 2000.

                           COMPENSATION OF DIRECTORS

     During 1999, each Director who is not an employee of the Company received a director's fee in the amount of $3,500 per meeting, with a minimum fee of $14,000 per annum, and reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. Directors shall also receive $1,000 for each special Board or Committee meetings attended, including telephonic meetings. No additional compensation is to be paid for committee meetings held on the same day as Board meetings. Upon appointment to the Board, each outside Director is entitled to a stock option grant of 10,000 shares. Each outside Director shall also be entitled to an annual stock option grant of up to 2,500 shares, based on overall company performance. Directors who are also employees of the Company receive no additional remuneration for serving as Directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth each person or entity who has beneficial ownership of 5% or more of the outstanding Common Shares of the Company on March 6, 2000, based upon information furnished to the Company.

                                                             NUMBER OF SHARES     PERCENTAGE OF
                NAMES OF BENEFICIAL OWNERS                  BENEFICIALLY OWNED      OWNERSHIP
                --------------------------                  ------------------    -------------
Michael D. Siegal                                               1,488,778(1)          14.9%
  5096 Richmond Road
  Cleveland, OH 44146
J. & W. Seligman & Co., Inc.                                      921,000(2)           9.2%
  100 Park Avenue - 8th Floor
  New York, NY 10006
Dimensional Fund Advisors                                         819,500(3)           8.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

---------------

(1) Does not include 51,000 shares held in various trusts for the benefit of Mr. Siegal's children. Mr. Siegal disclaims beneficial ownership of such shares. Includes 7,778 shares issuable upon exercise of options exercisable within sixty days of March 6, 2000.

(2) Based on Schedule 13G filed with the Securities and Exchange Commission on or about February 10, 2000.

(3) Based on Schedule 13G filed with the Securities and Exchange Commission on or about February 11, 2000.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the amount of the Company's Shares of Common Stock beneficially owned by the Company's Directors, each of the officers in the compensation table included herein, and all the directors and executive officers as a group as of March 6, 2000.

                                                              NUMBER OF SHARES        PERCENTAGE OF
NAMES OF BENEFICIAL OWNERS                                   BENEFICIALLY OWNED         OWNERSHIP
--------------------------                                   ------------------       -------------
Michael D. Siegal                                                1,488,778(1)             14.9%
R. Louis Schneeberger                                              266,767(2)              2.7%
David A. Wolfort                                                   209,667(3)              2.1%
Martin H. Elrad                                                     18,667(4)                *
Thomas M. Forman                                                    13,717(5)                *
Betsy S. Atkins                                                     12,667(6)                *
Suren A. Hovsepian                                                  10,667(7)                *
All directors and executive officers as a group                  2,036,262(8)             20.3%
  (9 persons)

---------------

* Less than 1%.

(1) Does not include 51,000 shares held in various trusts for the benefit of Mr. Siegal's children. Mr. Siegal disclaims beneficial ownership of such shares. Includes 7,778 shares issuable upon exercise of options exercisable within sixty days of March 6, 2000.

(2) Includes 100 shares held by spouse. Does not include 34,000 shares held in various trusts for the benefit of Mr. Schneeberger's children. Mr. Schneeberger disclaims beneficial ownership of such shares. Includes 6,667 shares issuable upon exercise of options exercisable within sixty days of March 6, 2000.

(3) Does not include 98,000 shares held in various trusts for the benefit of Mr. Wolfort's children. Mr. Wolfort disclaims beneficial ownership of such shares. Includes 6,667 shares issuable upon exercise of options exercisable within sixty days of March 6, 2000.

(4) Includes 13,667 shares issuable upon exercise of options exercisable within sixty days of March 6, 2000.

(5) Includes 11,567 shares issuable upon exercise of options exercisable within sixty days of March 6, 2000.

(6) Includes 2,667 shares issuable upon exercise of options exercisable within sixty days of March 6, 2000.

(7) Includes 10,667 shares issuable upon exercise of options exercisable within sixty days of March 6, 2000.

(8) Includes 72,112 shares issuable upon exercise of options exercisable within sixty days of March 6, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act of 1934, as amended, requires the Company's officers and directors, and persons who own greater than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership to the SEC. Officers, directors and more than 10% shareholders are required by the SEC to furnish to the Company copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during

1999 and Form 5 and amendments thereto furnished to the Company with respect to 1999, or a written representation from the reporting person that no Form 5 is required, all filings required to be made by the Company's officers, directors and greater than 10% shareholders were timely made.

                        EXECUTIVE OFFICERS' COMPENSATION

     The following table sets forth certain information with respect to the compensation paid by the Company during the years ended December 31, 1999, 1998, and 1997 to the Chief Executive Officer, each of the other executive officers (the "Named Executive Officers"), and other top management of the Company:

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION
NAME AND                                        -------------------      ALL OTHER
PRINCIPAL POSITION(S)                    YEAR    SALARY     BONUS     COMPENSATION(1)
---------------------                    ----    ------     -----     ---------------
Michael D. Siegal,                       1999   $425,000   $118,300       $ 9,800
Chairman of the Board, President         1998    421,793    108,240        11,400
and Chief Executive Officer              1997    412,923    237,130        11,150
R. Louis Schneeberger,                   1999   $310,000   $ 94,640       $ 9,800
Chief Financial Officer(2)               1998    301,775    108,240        11,400
                                         1997    294,945    237,130        11,150
David A. Wolfort,                        1999   $310,000   $ 94,640       $ 9,800
Chief Operating Officer                  1998    301,775    108,240        11,400
                                         1997    294,945    237,130        11,150

---------------

(1) "All Other Compensation" includes (i) contributions to the Company's 401(k) plan to match pre-tax elective deferral contributions and (ii) amounts paid under the Company's discretionary profit-sharing plan. Messrs. Siegal, Schneeberger, and Wolfort each were credited in 1999 with $5,000 and $4,800 under the 401(k) plan and profit-sharing plan, respectively.

(2) R. Louis Schneeberger resigned as Chief Financial Officer effective March 31, 2000.

     The following table sets forth information regarding individual grants of stock options pursuant to the Company's Stock Option Plan during 1999 to each of the Named Executive Officers.

                            INDIVIDUAL OPTION GRANTS
                                      1999

                                            % OF TOTAL
                       NUMBER OF SHARES   OPTIONS GRANTED
                          COVERED BY       TO EMPLOYEES     EXERCISE PRICE   EXPIRATION      GRANT DATE
NAME                     OPTION GRANT     IN FISCAL YEAR     ($/SHARE)(1)       DATE      PRESENT VALUE(2)
----                   ----------------   ---------------   --------------   ----------   ----------------
Michael D. Siegal           23,333             13.2%            $8.75         4/23/09         $138,185
R. Louis Schneeberger       20,000             11.3%            $8.75         4/23/09         $118,446
David A. Wolfort            20,000             11.3%            $8.75         4/23/09         $118,446

During 1999, there were no Stock Option exercises by any of the Named Executive Officers.
---------------

(1) Stock Options were awarded with an exercise price equal to the fair market value per share of the Common Stock on the grant date.

(2) In accordance with the rules of the United States Securities and Exchange Commission, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company cannot predict or estimate the future price of the Company's Common Stock, and neither the Black-Scholes model nor any other model can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an officer, if any, will be at or near the value estimated in the Black-Scholes model. The Black-Scholes valuation was determined using the following assumptions: an average volatility of 50.5%, no dividend yield, a risk-free interest rate of 5.3%, and a projected exercise period of 9.8 years.

     During 1999, there were no Stock Option exercises by any of the Named Executive Officers.

     The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers at December 31, 1999.

                               DECEMBER 31, 1999
                                 OPTION VALUES

                                                 NUMBER OF
                                           SECURITIES UNDERLYING           VALUE OF IN-THE-MONEY
                                            OPTIONS AT YEAR END          OPTIONS AT YEAR END($)(1)
                                        ----------------------------    ----------------------------
NAME                                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                    -----------    -------------    -----------    -------------
Michael D. Siegal                            0            23,000             0               0
R. Louis Schneeberger                        0            20,000             0               0
David A. Wolfort                             0            20,000             0               0

---------------

(1) These values are based on the negative spread between the respective exercise price of outstanding stock options and the fair market value of the Company's Common Stock at December 31, 1999 ($4.75). These amounts may not represent amounts actually realized by the Named Executive Officers.

                             EMPLOYEE BENEFIT PLANS

     Incentive Bonus Plans. Each of the Executive Officers participated in the Senior Management Compensation Program which focuses on return on assets (ROA) and growth in tonnage. ROA is calculated by dividing consolidated net income by average monthly total assets. Net income and total assets can be adjusted by the Committee for certain start-up costs or extraordinary items. Under the program, each of the Executive Officers can be granted stock options based on the Company's performance. The determination of the stock option grants is made by the Compensation Committee. The Committee believes that this program further aligns the interests of management and shareholders and will provide long-term incentive for maximizing shareholder value.

     Stock Option Plan. The Stock Option Plan was adopted by the Board of Directors and approved by the shareholders of the Company in January 1994. Pursuant to the provisions of the Option Plan, key employees of the Company, non-employee directors of the Company and consultants may be offered the opportunity to acquire shares of Common Stock by the grant of stock options including both incentive stock options (ISOs), within the meaning of Section 422 of the Internal Revenue Code of

1986, as amended, and nonqualified stock options. ISOs are not available to consultants. A total of 450,000 shares of Common Stock have been reserved for options under the Option Plan of which 306,833 options remain outstanding as of December 31, 1999. The Company proposes to increase the number of authorized shares available under the Option Plan. See Proposal Three below. The Option Plan will terminate in January 2004; however, termination of the Option Plan will not affect outstanding options. The Compensation Committee of the Board of Directors administers the Option Plan. The Committee has broad discretion to set the terms and conditions of the options, provided that no option may be exercisable more than ten years after the date of grant.

                              RELATED TRANSACTIONS
                     AND COMPENSATION COMMITTEE INTERLOCKS

     A partnership owned by family members of Mr. Siegal owns one of the Cleveland facilities and leases it to the Company on a triple-net basis at an annual rent of $195,300. The lease expires in June 2000, subject to two ten-year renewal options. A corporation owned by family members of Mr. Siegal provides freight services to the Company. Payments to this entity were approximately $1.2 million in 1999. The Company believes these transactions are on terms no less favorable to the Company than could be obtained from unrelated parties.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for setting and administering the policies that govern the base salaries, bonuses and other compensation matters of the executive officers of the Company. The Committee consists entirely of non-employee directors of the Company. The Committee meets twice annually to review the compensation program for the executive officers of the Company. This report documents the basis of compensation for 1999, with regard to the Company's Chief Executive Officer and other executive officers.

     Compensation Policy. The executive compensation policy of the Company is based on the following philosophy: (i) the need to retain and, as necessary, attract highly qualified executives with a compensation plan that is competitive with both public and privately held steel and steel-related companies; (ii) emphasizing variable, performance-based compensation tied to the overall profitability of the Company; (iii) creating a system that would not be overly complicated or conflict with the bonus system used at the general manager level; and (iv) devising a compensation program that appropriately aligns the interests of executive officers with those of the Company's shareholders in increasing shareholder value.

     Base Salaries. The annual base salary of the executive officers is based upon an evaluation of their significant contributions as individuals and as a team, as subjectively determined by the Compensation Committee. The Committee reviewed the cash compensation of numerous senior executives in positions in other steel and steel-related companies to determine the range of the base salaries. Base salaries for 1999 were reviewed and approved by the Compensation Committee, and the amounts paid are included in the Summary Compensation Table.

     Incentive Compensation. A significant portion of the executive officers' compensation is incentive bonus-based and tied to the overall profitability of the Company. The 1999 bonus compensation was determined by the provisions of the Incentive Bonus Plan described under the section "Employee Benefit Plans."

     Chief Executive Officer Compensation. The Chief Executive Officer participates in the same compensation plan provided to the other executive officers of the Company. The base salary for the Chief Executive Officer, Michael D. Siegal, was based upon the Compensation Committee's subjective evaluation of his performance, considering his years of experience, contributions and accomplishments, and his commitment to increasing shareholder value. The Compensation Committee also considered the base compensation packages of other chief executive officers for comparable companies. Consistent with the philosophy of the Incentive Bonus Compensation Plan, the overall profitability of the Company is a primary variable in determining the total compensation paid to the Chief Executive Officer. Mr. Siegal owns a significant number of shares of the Company, which provides additional long-term incentive for maximizing shareholder value.

                           Thomas M. Forman, Chairman
                                Martin H. Elrad
                                Betsy S. Atkins

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Shares against the cumulative total return of the NASDAQ U.S. composite index and an index to a peer group from December 1994 through December 1999.

     The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

          Olympic Steel, Inc., Peer Group Index and NASDAQ U.S. Index
                From December 30, 1994 through December 31, 1999

                          TOTAL RETURN TO STOCKHOLDERS
                     (ASSUMES $100 INVESTMENT ON 12/30/94)

                                                       Olympic Steel, Inc.          Peer Group Index1
12/31/94                                                               100                        100
12/31/95                                                             83.33                     127.39
12/31/96                                                            241.67                     140.75
12/31/97                                                            148.21                     136.13
12/31/98                                                             47.62                     107.36
12/31/98                                                             45.24                     140.49

                                                        Nasdaq U.S. Index
12/31/94                                                              100
12/31/95                                                            141.4
12/31/96                                                           173.93
12/31/97                                                           213.43
12/31/98                                                           299.22
12/31/98                                                           566.91

---------------

(1) The companies selected to form the peer group index are A.M. Castle & Co., Gibraltar Steel Corporation, Huntco Inc., Shiloh Industries, Inc., Steel Technologies Inc., and Worthington Industries, Inc.

                                  PROPOSAL TWO
                              INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen LLP as auditors for 2000. The Board of Directors requests the ratification of the appointment of Arthur Andersen LLP by the shareholders at the annual meeting. The Board of Directors recommends that each shareholder vote "FOR" ratification of Arthur Andersen LLP as auditors for 2000.

     Arthur Andersen LLP has audited the Company's financial statements for each year since 1987. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 PROPOSAL THREE
                 ADOPTION OF AMENDMENT TO THE STOCK OPTION PLAN

     The Company's Stock Option Plan (the "Plan") initially authorized up to 450,000 shares of Common Stock of the Company (the "Shares") to be issued pursuant to the exercise of Options under the Plan. As of December 31, 1999, a total of 314,833 Options had been granted and Options exercised resulted in the issuance of 8,000 Shares. Currently, 135,167 Shares remain available for grant. It is proposed to increase the number of Shares authorized for issuance under the Plan by an additional 500,000 Shares. This amendment to the Plan was approved by the Board of Directors on February 3, 2000, subject to shareholder approval. If approved, the total number of Shares authorized for issuance would be 950,000 Shares, less any Shares issued to date.

     Purpose and Eligibility.   In January, 1994, approval was obtained from the
shareholders to implement the Plan. The purpose of the Plan is to provide employees, outside directors and consultants of the Company and the Company's subsidiaries (collectively, the "Participants") with greater long-term performance incentives to further the interests of the Company and its shareholders. An employee who is largely responsible for the management and growth of the business of the Company or any subsidiary of the Company is eligible to participate in the Plan. In addition, a consultant, other than an employee of the Company, or an outside director whose performance of services to the Company is important to the successful operation of the Company or any subsidiary is eligible to participate in the Plan. Currently, there are approximately 25 employees and 4 outside directors eligible to participate in the Plan.

     Option Price.   The option price for nonqualified options is as determined by the Board of Directors or the Compensation Committee, as the case may be, in its exclusive discretion. The option price for incentive stock options ("ISO's") is determined by the Board of Directors or the Compensation Committee, but may not be less than 100% of the fair market value of a Share on the date the ISO is granted (unless the ISO is granted to an employee who owns, directly or through attribution, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (a "10% Attribution Shareholder") in which case the option price may not be less than 110% of the fair market value). The Plan defines "fair market value" as the mean of the highest and lowest selling price of the Shares on the date of grant on the NASDAQ National Market.

     Term and Exercise.   Options may be granted under the Plan until January 5,
2004, however, Options granted under the Plan may extend beyond January 5, 2004 in accordance with their terms. Generally, the terms of the Options will be determined by the Board of Directors or the Compensation Committee, but may not exceed ten years from the date of grant. Incentive Stock Options granted to a 10% Attribution Shareholder may not exceed a term of 5 years and Options granted to outside directors have a term of 10 years. In the event a Participant no longer renders services to the Company (whether as an employee, consultant or director) for any reason, options that are not yet exercisable will terminate, and options that are exercisable on the date of termination must be exercised within 3 months of the date of termination (or one year in the case of death or disability).

     Federal Income Tax Consequences of the Plan.   The grant of an ISO will
have no immediate tax consequences to the Company or the Participant. If a Participant has remained an employee of the Company or a subsidiary of the Company from the date of grant until at least the day three months before the date of exercise (one year before the date of exercise in the case of an employee who is disabled), the Participant will recognize no income tax and the Company will not be entitled to any tax deduction at the time of exercise of an ISO. However, the amount by which the fair market value of the acquired Shares at the time of exercise exceeds the exercise price will be an adjustment to alternative minimum taxable income for purposes of the alternative minimum tax. If a Participant exercises an ISO more than three months after terminating employment (one year in the case of death or disability), the exercise of the option will be treated in the same manner as the exercise of a non-qualified stock option.

     If a Participant holds the Shares received upon exercise of an ISO for at least two years after the date of grant and for at least one year from the date of exercise, gain or loss on the subsequent sale of the Shares will be a long-term capital gain or loss. If a Participant disposes of Shares acquired upon exercise of an ISO before these holding periods are satisfied, a Participant will recognize compensation income equal to the lesser of: (i) the excess of the fair market value of the Shares on the exercise date over the exercise price, or (ii) the excess of the amount realized on disposition over the exercise price. The amount received in excess of the fair market value on the exercise date generally will be taxable as a short-term capital gain.

     The grant of a non-qualified stock option will have no immediate tax consequence to the Company or to a Participant. A Participant will recognize compensation income, subject to withholding for federal, state and local income taxes and employment taxes, at the time of exercise of a non-qualified stock option in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the acquired Shares. The Company will be entitled to a deduction in the same taxable year and in the same amount as a Participant recognizes compensation income as a result of the exercise of a non-qualified stock option, provided that the Company satisfies applicable withholding requirements.

     The market value of the Shares as of March 6, 2000 is $4.125.

     The amendment to increase the number of Shares authorized for issuance under the Plan must be approved by a plurality of the votes cast.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE PLAN.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware that any matter other than those listed in the Notice of Meeting is to be presented for action at the meeting. If any of the Board's nominees is unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

                               PROXY SOLICITATION

     The Company will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, officers and regular employees of the Company may solicit by telephone the return of Proxies. The Company will request brokers, banks and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners and will, upon request, reimburse them for their expenses.

                            SHAREHOLDERS' PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2001 Annual Meeting of Shareholders is expected to be November 30, 2000.

                                 ANNUAL REPORT

     The Company's Annual Report for the year ended December 31, 1999, including financial statements of the Company and the report thereon of Arthur Andersen LLP, is being mailed to shareholders with this Notice of the Annual Meeting and Proxy Statement.

                                              MARC H. MORGENSTERN
                                              Secretary

By Order of the Board of Directors
March 31, 2000

P R O X Y

                              OLYMPIC STEEL, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     At the Annual Meeting of Shareholders of the Company to be held on April 26, 2000, and at any adjournment, Michael D. Siegal and David A. Wolfort, or either one of them, is hereby authorized to represent me and to vote my shares on the following:



             (Continued, and to be marked, signed and dated on the reverse side)




--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                 X  Please mark
                                                                    your vote
                                                                    as indicated
                                                                    in this
                                                                    example.


                                          FOR
                                      ALL NOMINEES      WITHHELD
                                     LISTED (EXCEPT    AUTHORITY
                                      AS OTHERWISE      FOR ALL
                                         NOTED)         NOMINEES                                           FOR    AGAINST    ABSTAIN
                                          [ ]             [ ]                                              [ ]      [ ]        [ ]
1.  Election of Directors:                                          2. Ratification of the appointment of
    Term expiring in 2002:                                             Arthur Andersen LLP as auditors.


(INSTRUCTIONS: To withhold authority to
vote for a nominee, mark through the nominee's name.                3. To amend the Company's stock option
David A. Wolfort                                                       plan to increase the Shares
Martin H. Elrad                                                        available for issuance
Suren A. Hovsepian                                                     under the plan by an aggregate of
                                                                       500,000 Shares, to 950,000 Shares.

                                4. In accordance with their best
                                   judgment, upon any other matters
                                   which may properly come before
                                   the meeting.

                                                                            SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE
                                                                            VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS
                                                                            PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET
                                                                            FORTH IN ITEM 1 AND FOR THE PROPOSALS IDENTIFIED IN ITEM
                                                                            2 AND 3 ABOVE.

                                                                            Signed this ________________ day of _____________ , 2000
                                                                            ________________________________________________________
                                                                            ________________________________________________________

                                                                            PLEASE GIVE TITLE WHEN SIGNING AS EXECUTOR,
                                                                            ADMINISTRATOR, TRUSTEE, ATTORNEY  OR OTHER
                                                                            REPRESENTATIVE. IF SHARES ARE REGISTERED IN THE NAMES OF
                                                                            JOINT TENANTS OR TRUSTEES, EACH JOINT TENANT OR TRUSTEE
                                                                            SHOULD SIGN.

                                                                            PLEASE DATE AND SIGN EXACTLY AS THE NAMES APPEAR ON THE
                                                                            FACE OF THE PROXY AND RETURN BY MAILING PROMPTLY IN THE
                                                                            ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

       "PLEASE MARK INSIDE BOXES SO THAT DATA                               THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.
     PROCESSING EQUIPMENT WILL RECORD YOUR VOTE"                            PLEASE COMPLETE, SIGN AND RETURN PROMPTLY.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE